SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 21, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 21, 2009, Bank of Montreal, as administrative agent for the Lenders (defined below), provided TXCO Resources Inc. (the "Company") with (i) Notice of Acceleration (the "Credit Agreement Acceleration Notice") of the amounts due to the Lenders under the Company's Amended and Restated Credit Agreement, dated April 2, 2007 and as further amended on July 25, 2007, which had an outstanding balance (not including any accrued and unpaid interest) of approximately $50.0 million as of March 31, 2009, and (ii) Notice of Acceleration (the "Term Loan Acceleration Notice") of the amounts due to the Lenders under the Company's Amended and Restated Term Loan Agreement, dated July 25, 2007, which had an outstanding balance (not including any accrued and unpaid interest) of approximately $100.0 million as of March 31, 2009 (collectively, the "Credit Facilities"), each with Bank of Montreal as lender and administrative agent, and the other lenders party thereto (collectively, the "Lenders").  The Credit Agreement Acceleration Notice and the Term Loan Acceleration Notice notified the Company of the acceleration of and demand for immediate payment of the entire amount of the funds the Company owes to the Lenders including all interest accrued and unpaid thereon and all other amounts payable under the Credit Facilities.  The Credit Agreement Acceleration Notice also notified the Company that the commitment of each Lender to make loans or participate in issuances of letters of credit is terminated.

The Credit Facilities total approximately $150.0 million, which amount does not include any default interest which may have accrued on the obligations outstanding under the Credit Facilities at a rate of 2.00% above the applicable interest rates otherwise in effect, or any other fees or expenses owing as a result of the existence of the defaults.  We do not have sufficient funds to repay the amounts owed under the Credit Facilities.  To date, the Company has not been successful in its negotiations with the Lenders regarding the extension of the payment of the debt or in securing alternative sources of financing.

While the Lenders have not yet taken any action beyond issuance of the Credit Agreement Acceleration Notice and the Term Loan Acceleration Notice, the Lenders have the right to exercise their remedies under the Credit Facilities, which rights include seeking to foreclose on substantially all of the Company's assets, which are pledged as collateral to secure the Company's obligations under the Credit Facilities.  If the Lenders seek to exercise such remedies, the Company could seek relief through a filing under the United States Bankruptcy Code. In such event, the Company could cease to be a public filer, cease to have a market for its securities and/or the Company's securities may have little if any value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Dated: April 22, 2009	/s/P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)